UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014
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PERRIGO COMPANY PLC
(Exact name of registrant as specified in its charter)
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Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

+353 1 6040031
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02    Results of Operations and Financial Condition

On May 7, 2014, Perrigo Company plc (the “Company”) held a previously announced conference call to discuss the Company’s financial results for the third fiscal quarter and year-to-date fiscal 2014.  Because of a third-party error, the Company did not furnish the relevant press release under Item 2.02 of Form 8-K prior to the conference call.  For that reason, excerpts from the conference call transcript and presentation that contain previously nonpublic information are attached hereto as Exhibit 99.1 and incorporated herein by reference.

The excerpts contain certain non-GAAP measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of income, balance sheets or statements of cash flows of the company.

The Company excludes certain amounts as detailed in Exhibit 99.1 in the applicable period when monitoring and evaluating the on-going financial results and trends of its business, and believes that presenting operating results excluding these items is also useful for investors, since it provides important insight into the Company's on-going core business operations on a normalized basis.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

99.1    Excerpts from the transcript and presentation from the May 7, 2014 conference call.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY PLC
(Registrant)

	By:	/s/ Judy L. Brown
Dated: May 13, 2014		Judy L. Brown
Executive Vice President and
Chief Financial Officer
(Principal Accounting and Financial Officer)